Exhibit 4.2

THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE ACTS), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACTS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                              RENTECH, INC.

                      Convertible Promissory Note

$_________                                         Denver, Colorado

                                                   February 25, 2002

     RENTECH, INC., a Colorado corporation (the "Company"), for value received, hereby promises to pay to ____________________________________
______________________________________, organized under the laws of the state of _______________ (the "Holder"), the principal sum of ______________________________ Dollars and no/100 ($____________), together with interest on the unpaid principal balance at the rate of eight and one-half percent (8.5%) per annum from the date of this Note until paid. This Note shall be payable in equal monthly installments of ___________________________________________ ($_______________) consisting of principal and interest. Payments shall be made to Holder at _______________ ______________________________ in monthly installments commencing on April 1, 2002, and continuing monthly thereafter on the first day of each succeeding month until this Note is paid in full through these monthly payments of money or through a combination of such payments and the conversion of principal amounts of this Note into shares of the Company's common stock, as subsequently provided in this Note. If not sooner paid, the entire unpaid balance of principal and interest shall be paid in full on February 25, 2006.

     1. Conversion into Common Stock. In addition to the monthly installments of payments in money, as previously described, principal amounts of this Note shall be converted into duly authorized, validly issued, fully paid and non-assessable shares of the Company's common stock as subsequently provided in this Agreement ("Conversion Shares"). Notwithstanding any provisions of this Note to the contrary, the total number of shares issued by the Company for the conversions subsequently described shall not exceed _____________________________________ (_____________) shares less two shares for every dollar of principal reduction of the Note paid in the form of money.


          1.1  Definition of Market Price and Conversion Price.

               (a) For purposes of this Note, the "Market Price" means the closing price of the common stock on the American Stock Exchange for the day on which the Company receives Holder's written notice of conversion. If the common stock is not listed on that market, the Market

Price shall be the closing or the average of the last reported bid and asked price reported by the National Association of Securities Dealers Quotation System (or, if the price is not quoted on NASDAQ, by the National Quotation Bureau, Inc.) or any other national securities exchange with unlisted trading privileges. If the common stock is not listed or admitted to unlisted trading privileges on a national securities exchange, the Market Price shall be determined by a nationally recognized investment banking or appraisal firm (the "Appraiser") mutually acceptable to the Company and the Holder. If Company and Holder do not agree on the Appraiser, the Appraiser shall be selected by the Presiding Judge of the District Court of Multnomah County, Oregon. The price determined in this manner shall be final and binding.

               (b) For purposes of this Note, the "Conversion Price" means the price per share at which the indebtedness is converted into Conversion Shares.

               (c) For purposes of this Note, the "Conversion Date" is the date on which the Holder sends the Conversion Notice (as defined in Section
1.5 below) to the Company.

          1.2 Conversion During First Year. Until the first anniversary date of this Note, Holder may elect to convert part or all of the principal balance into common stock at a Conversion Price of $.50 per share if the Market Price is $.50 per share or higher. Conversion is not permitted during the first year if the Market Price on the Conversion Date is less than $.50 per share.

          1.3 Conversion After First Year. At any time following the first anniversary date of this Note, Holder may elect to convert part or all of the principal balance into common stock of the Company at a Conversion Price of $.50 per share; provided, however, no conversion shall be made if the Market Price is less than $.50 per share on the Conversion Date.

          1.4 Automatic Conversion. Starting on the first day of the thirteenth calendar month following the date of this Note, and continuing on the first day of each succeeding calendar month until the Note is paid in full by a combination of the monthly payments in money and the conversion of indebtedness into common stock, principal in the amount of one-thirty-sixth of the declining principal balance of the Note shall automatically convert into the Company's common stock at a Conversion Price of $.50 per share. If the average daily Market Price for the seven trading days preceding the first day of such calendar month is less than $.50 per share, the difference between $.50 per share and the average daily Market Price for the seven trading days preceding the date of conversion shall be determined and that dollar amount shall be multiplied by the number of shares issued to the Holder as a result of the conversion, and the resulting dollar amount shall be added to the current principal balance of the Note.

          1.5 Holder's Election to Convert. To carry out an election by it to convert indebtedness into common shares of the Company, the Holder must transmit a written request (the "Conversion Notice") to the Company requesting conversion of that part of the indebtedness that is allowed by the previous provisions of this Section. No Conversion Notice or other notice of conversion shall be required of the Company with respect to the automatic conversions described in Section 1.4.

          1.6 Issuance of Stock Certificates. After each conversion, whether at the written request of the Holder or an automatic conversion as previously described, the Company shall issue its restricted stock certificates representing the Conversion Shares to the Holder, as promptly as practical. The Company will issue the certificates in accordance with Rule 144 promulgated by the Securities and Exchange Commission ("SEC") under authority of the Securities Act of 1933, as amended, and will cause the stock certificates to be delivered to Holder in its name at its address on the Company's records.

     2. Prepayment. The Company may prepay this Note, in whole or in part, by payments of money, from time to time, without premium or penalty of any kind; provided, however, (i) a prepayment may be made only if the Market Price is then $.50 or more, (ii) no prepayment may be made and no notice of prepayment may be given by the Company until the registration, described in
Section 4.1 of this Note, of the Conversion Shares has been declared effective by the SEC, and (iii) no more than one-half of the original principal balance of the Note may be prepaid during the first year following the date of this Note. Notice of prepayment shall be given by the Company in writing, mailed not less than ten (10) days prior to the date fixed for prepayment. The notice shall be mailed by certified mail, return receipt requested, to the Holder at its address of record or such address as it may from time to time furnish to the Company in writing. The notice shall specify the date fixed for prepayment and the amount to be prepaid. The prepayment shall be applied first to accrued and unpaid interest and the balance, if any, to principal.
If this Note is called for prepayment, the Holder shall have the right to convert the outstanding balance of principal and interest of this Note into common stock of the Company as if the Note had not been called for prepayment, at any time up to and including, but not after, the date fixed for its prepayment, or if such date be a Saturday, Sunday or legal holiday, on the next succeeding business day, but not thereafter. If the Company defaults in the payment of any prepayment amount as to which it has given notice, the Holder may revoke any conversion election it made based on that notice. The Conversion Price at which the outstanding balance of principal and interest is converted into Conversion Shares shall be $0.50.

     3. Transfers of Note to Comply with the Securities Laws. The Holder agrees that this Note may not be sold, pledged, hypothecated, converted, or otherwise disposed of except by succession of law, and then only in compliance with federal and applicable state securities laws.

     4  Registration Rights.

          4.1 Filing Registration Statement. Within forty-five (45) days from the date of this Note, the Company will file its registration statement with the SEC registering for resale all Conversion Shares issued or that may be issued to Holder in accordance with the provisions of this Note, or in exchange or replacement for such shares (the "Required Filing Date"). The Company shall use its best efforts to cause the registration statement to be declared effective as soon as possible, but in no event later than the earlier of the date which is (i) three days after the date the SEC provides notice that it may be declared effective, or (ii) one hundred twenty (120) days from the date of this Note (the "Effective Date"). The Company shall use its best efforts to cause all of the Conversion Shares to be acquired upon conversion of this

Note to be registered under the Securities Act of 1933, as amended (the Act). If at any time the number of shares of common stock issuable upon conversion of this Note exceeds the aggregate number of shares of common stock then registered, the Company shall promptly either file with the SEC an amendment to or an additional registration statement to cover such shares. If the registration statement covering the shares issuable upon conversion of this
Note is not filed by the Required Filing Date, Holder may deem the Company to be in default under this Note and the Holder may charge the Company the amount of $200,000 as liquidated damages, which election will not limit any other rights or remedies that Holder may have at law or under this Agreement. The parties estimate that the amount of the liquidated damages for failure to timely file the registration statement with the SEC on or before the Required Filing Date to be a reasonable estimate of the damages incurred by Holder for such failure.

          4.2 Company's Undertakings. In furtherance of its undertaking to register the Conversion Shares to be issued in accordance with the terms of this Note, the Company will:

               (a) Prepare and file with the SEC a registration statement with respect to such common stock and cause the registration statement to become and remain effective until the date that the Holder no longer owns any of the shares acquired under this Note or any right to acquire shares of common stock upon conversion of this Note; provided, however, the registration statement will not be kept effective, in any event, after all rights to acquire shares have terminated and the last of the shares that have been acquired are eligible for resale without restriction under the provisions of Rule 144(k).

               (b) Prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of the Conversion Shares owned by it.

               (d) Register or qualify the securities covered by the registration statement under such other securities or blue-sky laws of the jurisdictions that are reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction, and further provided, that (anything in this Section 4.2(d) to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities are qualified requires that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, to the extent required by such jurisdiction.

               (e) Maintain listing of shares subject to registration hereunder on the American Stock Exchange or, in the event such listing is cancelled, to secure authorization and quotation of the shares for trading on the Nasdaq OTC Bulletin Board and to arrange for at least three market makers in the stock.

               (f) With a view to making available to Holder the benefits of Rule 144 (or its successor), the Company will make and keep available at all times public information as those terms are defined under Rule 144, file in a timely manner all reports and other documents required by the Company under the Securities Act of 1933 and the Securities Exchange Act of 1934, and furnish to the Holder upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and such further information as may be reasonably requested by Holder.

          4.3 Holder's Information. It shall be a condition precedent to the obligations to the Company to take any action that the Holder shall furnish to the Company such information regarding it, the Conversion Shares held by it, and the intended method of disposition of those securities as the Company reasonably requests and as is required in connection with the action to be taken by the Company.

          4.4 Expenses of Registration. The Company shall bear all registration and qualification fees and expenses (excluding underwriter's discounts, commissions and expenses), and any additional costs and disbursements of counsel for the Company in connection with the registration.

          4.5 No Action to Delay Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

          4.6  Indemnification.

               (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Act) for it, and each such person, if any, who controls the Holder or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state in it a material fact required to be stated in it, or necessary to make the statements in it not misleading. The Company will also, to the extent permitted by law, reimburse the Holder, the underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability, or action indemnified against; provided, however, that the indemnity agreement contained in this Section 4.6 shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any case for any loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with the registration by the Holder, underwriter, or controlling person, or any of them.

               (b) To the extent permitted by law, any Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as the losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state in it a material fact required to be stated in it or necessary to make the statements in it not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Section 4.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if the settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld).

               (c)  Promptly after receipt by an indemnified party under this
Section 4.6 of notice of the commencement of any action, the indemnified party will, if a claim relating to the notice is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement of the action. The indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the indemnifying party of any liability to the indemnified party under this paragraph, but the omission to so notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph.

          4.7 No Further Obligations. The Company shall have no obligations pursuant to this Section 4 after the due date of this Note.

     5. Representations of the Company. The Company represents and warrants to the Holder as of the date hereof that:

          5.1 Corporate Existence. The Company: (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado; (ii) has the power and authority to carry on its business as now conducted and to own or hold under lease the properties it purports to own or hold under lease; and (iii) is duly qualified, licensed or registered to transact its business in each jurisdiction in which failure to be so qualified, licensed or registered could or would have a material adverse effect on its business, assets, operations or financial condition.

           5.2 Corporate Authority. The Company has all requisite power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note has been specifically approved and issued pursuant to the authorization of the Board of Directors and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

          5.3 No Obligation Contravened. The execution, delivery and performance by the Company of this Note and the performance by the Company of its obligations hereunder do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Company and, except as contemplated in this Note, will not result in the imposition of any lien on any asset of the Company.

          5.4 Enforceability of Note. There is not pending, nor to the knowledge of the Company is there now threatened, any judicial, administrative, or arbitrable action, claim, suit, proceeding or investigation or other controversy which might affect the validity or enforceability of this Note or any action taken or to be taken in connection herewith or which, if adversely determined, would have a material and adverse effect on the Company or its business, assets, operations or financial condition.

     6. Events of Default. This Note shall become due and payable upon written demand made by the Holder hereof if one or more of the following events, herein called "events of default," shall occur and is not cured within thirty (30) days after the Company has received written notice from the Holder asserting that an event of default has occurred and specifying in detail the facts that are claimed to be an event of default:

          6.1 Default in Payment. Default in Company's obligation to make any payment required under this Note, when and as they become due and payable;

          6.2 Other Obligations. Failure of the Company to perform any of its obligations specified in this Note other than a payment default; provided, however, if any failure, other than a failure to pay money, is curable, it may be cured and no event of default will have occurred, if the Company, after receiving written notice from Lender specifying the events alleged to constitute a default: (a) cures the failure within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within ninety
(90) days after notice is received.

          6.3 Late Charge. If the Company defaults in any payment obligation under this Note for a period in excess of fifteen (15) days, it shall pay a late payment charge equal to five percent (5%) of the amount not timely paid.

     In case any one or more of the events of default specified above shall occur and are continuing after the written notice has been given to the Company as previously required and the Company has not cured the event of default within the time previously described, the Holder may proceed to protect and enforce its right by suit for the specific performance of any covenant or agreement contained in this Note or may proceed to enforce the payment of this Note.

     7.  Miscellaneous.

          7.1 Ownership. The Company may consider and treat the person in whose name this Note is registered as the absolute owner thereof for all purposes whatsoever (whether or not payment of this Note is overdue) and the Company shall not be affected by any notice to the contrary. This Note shall be registered on the books of the Company as to both principal and interest. The transfer of the Note may be effected only by the Holder, or by transfer by operation of law, if accompanied by evidence satisfactory to the Company substantiating the transfer. Communications sent to the registered Holder shall be effective as against all Holders or transferees of the Note who are not registered on the Company's books at the time of sending the communications regarding transfer.

          7.2 No Shareholder Rights. The Holder shall not, by virtue of this Note, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Note.

          7.3 No Individual Recourse. No recourse shall be had for the payment of the principal or interest of this Note against any incorporator or any past, present, or future stockholder, officer, director, employee, or agent of the Company or of any successor corporation, either directly or through the Company or any successor corporation, all such liability of the incorporators, stockholders, officers, directors, employees, and agents being hereby waived, released, and surrendered by the Holder hereof by the acceptance of this Note.

          7.4 Effect. This Note shall be binding upon, and enforceable by and against the Company, and its permitted successors and assigns.

          7.5 Collection; Attorneys Fees. In the event this Note is placed in the hands of an attorney for collection following the occurrence of an event of default, the Company agrees to pay all costs of collection incurred by the Holder including reasonable attorneys' fees and costs even if a lawsuit is not filed. In the event the maturity of the Notes is accelerated as provided in this Note as a result of the occurrence of an event of default, then after written notice by Holder to the Company demanding payment, this Note shall thereafter bear interest at the rate of 14% per annum until the event of default is waived or cured. In any litigation arising out of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees at trial and on any appeal.

     8. Choice of Law; Jurisdiction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON, WITHOUT REFERENCE TO ITS RULES RELATING TO CONFLICTS OF LAW. THE HOLDER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF PORTLAND, COUNTY OF MULTNOMAH,

OREGON, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER RELATIONSHIP BETWEEN HOLDER AND THE COMPANY BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY OTHER RELATIONSHIP BETWEEN HOLDER AND THE COMPANY SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF DENVER, COLORADO HAVING JURISDICTION UNLESS THE COMPANY SHALL ELECT OTHERWISE. THE HOLDER AND THE COMPANY HEREBY WAIVE ANY CLAIM, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT SUCH VENUE IS IMPROPER.

     9. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service); or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested; in all cases, addressed to each party at the following address. All notices, requests, and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgment, or other evidence of actual receipt or delivery to the address specified above. Notice sent by facsimile shall be deemed given on the date printed by the sender's facsimile machine confirming receipt of the facsimile by the other party's facsimile machine. Any party hereto may from time to time, by notice in writing served as set forth previously, designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

     Company:                              Holder:
     Rentech, Inc.
     1331 17th Street, Suite 720
     Denver, Colorado  80202

     10. No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     11. Entire Agreement. This Agreement (including any exhibits hereto) and the agreements, documents, and instruments to be signed and delivered pursuant hereto or thereto, embodies the final, complete and exclusive agreement among the parties with respect to the subject matter of this Agreement and related transactions; supersedes all prior agreements, understandings, and representations, written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding, or representation, whether written or oral. No change or modification to this Agreement shall be valid unless in writing and signed by the parties hereto.

                                      RENTECH, INC.
ATTEST:


                                  By:
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